SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

STERLING BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 28, 2015, management of Sterling Bancorp (the “Company”) will make a presentation to stockholders at the Company’s 2015 annual meeting of stockholders, which will be a virtual meeting via live webcast, set to take place on Thursday, May 28, 2015, at 11:00 a.m. Eastern Time. The slide presentation used by management of the Company during the webcast is attached hereto as Exhibit 99.1.

By way of background, on January 29, 2015, the Company’s Board of Directors adopted a change in its fiscal year end from September 30 to December 31. As a result, the Company filed an Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (filed with the SEC on November 28, 2014, as amended on January 23, 2015) and a Transition Report on Form 10-K/T for the transition period of October 1, 2014 to December 31, 2014 (filed with the SEC on March 6, 2015) (the “Transition Period”). The audited financial statements contained in the Form 10-K/T covered the Transition Period and the years ended September 30, 2014, 2013 and 2012. The Company will begin reporting its annual audited financial statements on Form 10-K applying the new December 31 fiscal year end beginning with this fiscal year ended December 31, 2015.

Specifically, due to the Company’s recent change in fiscal year end from September 30 to December 31, certain historical annual financial periods presented in the attached slide presentation reflect the new December 31 fiscal year end of the Company, which include the unaudited 12-month financial information for the periods ended December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014. The Company believes that this unaudited presentation reflecting the new December 31 fiscal year end for prior years is useful for stockholders to understand the financial performance of the Company by applying the new annual reporting period. Such financial information in the slide presentation does not change any of the prior audited financial information reported for the years ended September 30, 2014, 2013, 2012 or 2011, but merely presents such historical financial information under the new 12-month period ended December 31.

In addition, to supplement the Company’s financial information presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the attached slide presentation includes non-GAAP financial measures of operating results, net income and income per share that are adjusted to exclude certain expenses, charges, gains and losses that the Company believes appropriate to enhance an overall understanding of the Company’s historical financial performance and the Company’s prospects for the future. These adjustments to the GAAP results for the periods presented in the attached are made with the intent of providing investors with a more complete understanding of the Company’s underlying operational results and trends and the Company’s marketplace performance. Such non-GAAP information supplements the Company’s results as reported in accordance with GAAP, and should not be viewed in isolation from, or as a substitute for, the Company’s GAAP results. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is found on pages 12 through 14 of the slide presentation that is attached as Exhibit 99.1 hereto.

The slide presentation contains forward-looking statements made within the meaning of, and pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s Transition Report on Form 10-K/T and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information contained in this report, including Exhibit 99.1 attached hereto, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Item	Description

99.1	2015 Annual Meeting of Stockholders Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

Date: May 28, 2015	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and
Chief Financial Officer